UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2103 City West Blvd.,		77042
4th Floor		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Eighth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement
On May 23, 2016, Bristow Group Inc. (the “Company”) entered into the Eighth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement (the “Eighth Amendment”) by and among the Company, the lenders party thereto and SunTrust Bank, as administrative agent, which amends that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010 (as previously amended, the “RC/TL Credit Agreement”), by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent. As of March 31, 2016, the Company was in compliance with the two financial covenants in the RC/TL Credit Agreement (without taking into account the amendments effected by the Eighth Amendment) which were a maximum leverage ratio and a minimum interest coverage ratio as of such date.
The Eighth Amendment amends the RC/TL Credit Agreement in order to, among other things, (a) replace the maximum leverage ratio requirement with a maximum senior secured leverage ratio, defined as the ratio of the sum of senior secured debt and the present value of obligations under operating leases to consolidated EBITDA for the most recent four consecutive fiscal quarters, which ratio may not be greater than 4.25:1.00 for each fiscal quarter ending during the period from March 31, 2016 through September 30, 2017, and 4.00:1.00 for each fiscal quarter ending thereafter, (b) replace the interest coverage ratio requirement with a minimum current ratio, defined as the ratio of the sum of consolidated current assets minus the book value of aircraft held for sale plus the unused amount of aggregate revolving commitments less $25 million to consolidated current liabilities, which may not be not less than 1.00:1.00 as of the last day of each fiscal quarter, (c) allow for the issuance of certain additional indebtedness when the leverage ratio exceeds 4.75:1.00, including (i) unsecured, subordinated or convertible indebtedness to refinance outstanding term loans under the RC/TL Credit Agreement and the Term Loan Credit Agreement (as defined below), (ii) additional unsecured, subordinated or convertible indebtedness of up to $100 million in principal amount, (iii) equipment financings, including, without limitation, aircraft sale and leaseback transactions, and (iv) financings of U.K. bases with respect to helicopter search and rescue services and (d) limit cash dividends on our common stock to $0.07 per share per quarter. In addition, in connection with the Eighth Amendment and the First Amendment (as defined below), certain of our U.S. subsidiaries have granted liens on certain of their aircraft to secure our obligations under the RC/TL Credit Agreement and the Term Loan Credit Agreement on a pari passu secured basis in favor of the lenders under each such agreement.
First Amendment to Term Loan Credit Agreement
On May 23, 2016, the Company entered into the First Amendment to Term Loan Credit Agreement (the “First Amendment”) by and among the Company, the lenders party thereto and SunTrust Bank, as administrative agent, which amends that certain Term Loan Credit Agreement, dated as of November 5, 2015 (the “Term Loan Credit Agreement”), by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent. As of March 31, 2016, the Company was in compliance with the two financial covenants in the Term Loan Credit Agreement (without taking into account the amendments effected by the First Amendment) which were a maximum leverage ratio and a minimum interest coverage ratio as of such date. The First Amendment amends the Term Loan Credit Agreement to incorporate, as applicable, the provisions of the Eighth Amendment described above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number                                                                Description of Exhibit

10.1	Eighth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 23, 2016.
10.2	First Amendment to Term Loan Credit Agreement, dated as of May 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2016

BRISTOW GROUP INC.

By: /s/ Joseph A. Baj
Joseph A. Baj
Vice President and Treasurer

Exhibit Index

Exhibit Number                                                                Description of Exhibit

10.1	Eighth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 23, 2016.
10.2	First Amendment to Term Loan Credit Agreement, dated as of May 23, 2016.